Exhibit 10.2

THIRD LOAN MODIFICATION AGREEMENT

This Third Loan Modification Agreement is entered into as of June 4, 2003, by and between Optio Software, Inc. (“Borrower”) and Silicon Valley Bank (“Bank”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated April 25, 2002, as amended by a First Loan Modification Agreement, dated September 12, 2002, as amended by a Second Loan Modification Agreement, dated April 24, 2003, as may be further amended from time to time, (the “Loan Agreement”). The Loan Agreement provides for, among other things, a Committed Revolving Line in the amount of Four Million Dollars ($4,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Indebtedness.”

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Section 2.1.1(a) of the Loan Agreement is hereby amended to read as follows:

(a)	Bank will make Advances not exceeding (i) the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base, minus (ii) the Cash Management Services Sublimit. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

B.	A new Section 2.1.2 shall be added to the Loan Agreement as follows:

2.1.2 Cash Management Services Sublimit. Borrower may use up to $20,000.00 for Bank’s Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the “Cash Management Services”). All amounts Bank pays for any Cash Management Services will be treated as Advances under the Committed Revolving Line.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. INTENTIONALLY OMITTED.

6. NO DEFENSES OF BORROWER. Borrower agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon the following:

•	Bank’s receipt of this Third Loan Modification duly executed by the Borrower.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

OPTIO SOFTWARE, INC.		SILICON VALLEY BANK

By:	/s/ CAROLINE BEMBRY	By:	/s/ STEVEN J. DIPASQUALE
Name:	Caroline Bembry	Name:	Steven J. DiPasquale
Title:	VP of Finance	Title:	Vice President